Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-204337, 333-26219, 333-177855, and 333-238285 on Form S-8 and in Registration Statement No. 333-234681 on Form S-3 of our report dated February 19, 2021, relating to the financial statements of Penske Automotive Group, Inc. (the “Company”), and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Detroit, Michigan

February 19, 2021